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                                                                    Exhibit 16.1


                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


April 18, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements regarding our Firm made by Corio, Inc. which we understand will be filed with the Commission, pursuant to Item 11 of Form S-1 dated on or about April 18, 2000. We agree with the statements concerning our Firm in the paragraph under "Change in Independent Accountants" included in such Form S-1.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP